                                                                     EXHIBIT 4.4

                          Prudential Financial, Inc.

               Class B Stock, par value one cent ($.01) per share

                               -----------------

                             Subscription Agreement

                           Dated as of April 25, 2001

                               -----------------


To the undersigned Subscribers:

          Prudential Financial, Inc., a New Jersey corporation (the "Company"), proposes, subject to the terms and conditions set forth in this Subscription Agreement (the "Agreement"), to issue and sell to the subscribers named in
Schedule I (the "Subscribers") an aggregate of 2,000,000 shares (the "Shares") of Class B Stock, par value one cent ($.01) per share, of the Company (the "Class B Stock").

          The Shares are proposed to be issued and sold in connection with the reorganization (the "Demutualization") of The Prudential Insurance Company of America, a New Jersey mutual life insurance company ("Prudential"), into a New Jersey stock life insurance company pursuant to Prudential's Plan of Reorganization (the "Plan"), as adopted by the Board of Directors of Prudential on December 15, 2000 (the "Adoption Date"), as amended and restated and as may be further amended, in accordance with the requirements of Chapter 17C of Title 17 of the New Jersey Revised Statutes ("Chapter 17C"). Upon consummation of the Demutualization, Prudential will become an indirect wholly owned subsidiary of the Company. In connection with the Demutualization, the Company will issue shares of Common Stock, par value one cent ($.01) per share of the Company (the "Common Stock"), cash or policy credits to eligible policyholders upon extinguishment of all membership interests in Prudential. In addition, the Company intends to issue and sell shares of Common Stock in an initial public offering (the "Initial Public Offering"). The Plan will become effective on the date of the closing of the Initial Public Offering (the "Effective Date"). The Class B Stock is expected to reflect the performance of the Company's Closed Block Business (as defined in the Company's draft Amended and Restated Certificate of Incorporation attached hereto as Annex A) and the Common Stock is expected to reflect the performance of the Company's Financial Services Businesses.

1.   Authorization of the Class B Stock
     ----------------------------------

     The Company has duly authorized the issuance and sale, at the Closing as provided for in Section 3 of this Agreement, of an aggregate of 2,000,000 shares of the Class B Stock.

2.   Purchase and Sale of the Class B Stock; Commitment Fees
     -------------------------------------------------------

       (a) On the date determined by the Company, which date will be on or within 30 days after the Effective Date, but no later than April 30, 2002 (the "Commitment Termination Date"), and subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each of the Subscribers, and each of the Subscribers irrevocably agrees, severally and not jointly, to purchase from the Company, no later than the Commitment Termination Date, at a purchase price per Share of $87.50, the number of Shares set forth opposite the name of such Subscriber in Schedule I. The Majority Subscribers (as defined in Section 4(a)(ii)) may extend the Commitment Termination Date to any date prior to the one year anniversary date of the order of the Commissioner (as defined below) approving the Plan, but not beyond September 30, 2002, and without the payment of any additional commitment fees (and references to the "Commitment Termination Date" hereafter refers to April 30, 2002 or any such extended date).

       (b) On the date of this Agreement (the "Execution Date"), in return for each Subscriber's irrevocable commitment to purchase the Shares, the Company shall pay to each Subscriber a commitment fee as set forth opposite the name of each Subscriber in Schedule I. Each Subscriber shall have no obligation to repay the commitment fee.

       (c) The terms of the Class B Stock shall be as set forth in the Company's draft Amended and Restated Certificate of Incorporation attached as Annex A hereto (the "Annexed Certificate") with such changes thereto as do not materially adversely affect the investment in the Shares contemplated by the Annexed Certificate and this Agreement.

       (d) The Company has no obligation to issue or sell any shares of Class B Stock and may, at any time prior to their issuance and sale and upon written notice to each Subscriber, revoke any subscription for the Class B Stock; provided, however, if the Company issues or sells shares of Class B Stock prior to September 30, 2002 (or April 30, 2002 if the Majority Subscribers have not extended their commitment hereunder on or prior to such date), it will issue the Shares, as provided in Schedule I, to the Subscribers unless the Subscribers properly exercise their right not to purchase the Shares for failure of the conditions to the obligations of the Subscribers to purchase Shares set forth in Section 4 below.

3.   Closing
     -------

          The Shares to be purchased by each Subscriber, in certificated form and in such authorized denominations and registered in such names as each Subscriber may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to each Subscriber against payment by or on behalf of such Subscriber of the purchase price for such Shares by wire transfer of federal (same-day) funds to the account specified by the Company to each Subscriber at least forty-eight hours in advance of the Closing. The time and date of such delivery and payment shall be specified in writing by the Company upon five business days prior notice to the Subscribers. Such time and date for delivery of the Shares is called the "Closing" and the date on which the Closing occurs is called the "Closing Date".
As used in this Agreement, the term "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

4.   Conditions to Closing
     ---------------------

       (a) The obligations of the several Subscribers to purchase the Shares shall be subject to the satisfaction of each of the following conditions on the Closing Date:

               (i) In accordance with the applicable requirements of Chapter 17C, the Plan shall have been duly adopted by the required vote of the Board of Directors of Prudential and all necessary approvals for the Plan to become effective shall have been duly obtained from Qualified Voters (as defined in Chapter 17C) and the Commissioner of the New Jersey Department of Banking and Insurance (the "Commissioner") and all necessary approvals for the issuance and sale of the Class B Stock shall have been duly obtained from the Commissioner, all such approvals shall be in full force and effect and no other approvals shall be required to be obtained under Chapter 17C or otherwise for the effectiveness of the Plan; if the Closing Date is on or after the Effective Date, on the Effective Date the Plan shall have become effective in accordance with its terms pursuant to Chapter 17C and all aspects of the Demutualization to have been completed on or prior to the Effective Date shall have been completed in accordance with the Plan and the laws of the State of New Jersey applicable to the reorganization of a mutual life insurance company into a stock life insurance company and any related rules and regulations of the Commissioner and, prior to or contemporaneously with the Effective Date, each of the actions required to occur and conditions required to be satisfied on or prior to the Effective Date pursuant to the Commissioner's final order approving the Plan in accordance with Chapter 17C or pursuant to the Plan shall have occurred or have been satisfied or waived; and no amendments which materially adversely affect the investment in the Shares contemplated by the Annexed Certificate and this Agreement shall have been made to the Plan, as it exists on the Execution Date;

               (ii) If there are changes to the terms of the Class B Stock set forth in the Annexed Certificate following the Execution Date, such changes shall not, in the reasonable determination of the "Majority Subscribers", materially adversely affect the investment in the Shares contemplated by the Annexed Certificate and this Agreement. "Majority Subscribers" are one or more Subscribers who, together with their affiliates, have committed to purchase an aggregate number of Shares amounting to greater than 50% of the Shares. Any determination that such changes have such material adverse affect shall be in writing and specify the grounds for such determination;

               (iii) The long-term debt obligations of the Company included within the Closed Block Business (the "IHC Debt") and the Class B Stock shall have a Pricing Amount of $42.785 million with a range from $38.15 million to $47.6 million. The "Pricing Amount" for purposes of this Section 4(a)(iii) means the sum of (A) the product of (1) the spread to LIBOR (three-month London interbank offered rate) (or equivalent) on the IHC Debt multiplied by (2) the amount of the IHC Debt, plus (B) the premium (expressed in dollars) for the insurance policy on the bond guaranteeing the IHC Debt, plus (C) the product of
          (1) the Target Dividend Amount for the Class B Stock multiplied by (2) the numbers of shares of Class B Stock issued. If the Pricing Amount actually achieved in the course of issuance of these securities exceeds the upper end of the foregoing range, the Company shall be entitled to reduce the amount of either or both securities issued so that the Pricing Amount for the amount issued remains within the range, but only so long as the ratio of the gross proceeds of the Class B Stock to the gross proceeds of the IHC Debt after giving effect to such reductions is not reduced to below 9 1/2 %. The IHC Debt shall reflect the proposed terms set forth in the Disclosure Letter with any and all changes as would not reasonably be expected to materially reduce the CB Distributable Cash Flow and as are otherwise consistent with the terms of the Annexed Certificate and this Agreement.

               (iv) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Execution Date and, other than the representation and warranty contained in Section 5(e), as of the Closing Date as if made at and as of such date except to the extent that the failure to be true and correct is not materially adverse to an investment in the Shares contemplated by the Annexed Certificate and this Agreement; the Company shall have furnished or caused to be furnished to you at the Closing certificates of officers of the Company as to such accuracy of the representations and warranties of the Company and as to the performance by the Company of all of its respective obligations in this Agreement to be performed at or prior to the Closing;

               (v) The Subscribers shall have received opinions of counsels of the Company, reasonably acceptable to the Subscribers, dated the Closing Date, with respect to (A) the due incorporation of the Company, (B) the due authorization, issuance and non-assessability of the Class B Stock, (C) the due authorization and execution and enforceability of this Agreement and the registration rights agreement between the Company and the Subscribers, dated as of the Closing Date (the "Registration Rights Agreement"), (D) the Demutualization's compliance with law, (E) the absence of preemptive rights as a result of the issuance of the Shares and (F) such other matters related to the representations and warranties of the Company contained in Section 5 hereof as the Majority Subscribers shall reasonably request;

               (vi) The offer and sale of the Shares to the Subscribers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act");

               (vii) The Company shall have executed and delivered to the Subscribers the Registration Rights Agreement in the form of Annex B ;

               (viii) Each Subscriber shall receive a copy, upon which it may rely, of the actuarial opinion or certification regarding the reasonableness and sufficiency of the assets allocated to the Closed Block, in each case in the form delivered to (x) the underwriters in connection with the Initial Public Offering or (y) the Company in connection with the Demutualization (it being understood that the delivery of such items is conditioned upon each Subscriber satisfying the conditions professionally and customarily imposed on the foregoing persons for providing such copy to such Subscriber and that the content of such items is "as is", and is neither a condition to the Subscribers' obligations to close or an independent basis for any right of indemnification under this Agreement against the Company);

            (ix) The sale of the Shares shall have been approved by the Commissioner of Banking and Insurance pursuant to section 17C:17-3(c)(1) of Chapter 17C;

            (x) The Subscribers shall have received reimbursement of all costs and expenses due and payable pursuant to Section 10 to the extent previously requested;

            (xi) Other than as disclosed to the Subscribers in disclosure letters delivered by the Company to the Subscribers on or prior to the Execution Date (collectively, the "Disclosure Letter") there shall have been no change to the business, assets or financial condition of the Closed Block as defined in the Plan (the "Closed Block") from the descriptions thereof (including pro forma financial information) contained in the Company's S-1 registration statement filed with the SEC on April 25, 2001 (as filed on such date, the "S-1 Registration Statement") which materially adversely affects the CB Distributable Cash Flow;

            (xii) Neither the senior debt of Prudential nor the Company shall be rated below "BBB" by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. and/or "Baa" by Moody's Investors Service, Inc., and the Company shall be engaged in substantially the same businesses at the Closing Date as is described in the S-1 Registration Statement; and

            (xiii) Each Subscriber shall have received from the Company a copy of an opinion of McDermott, Will & Emery issued to the Company that the Class B Stock should be treated as equity of the Company for federal income tax purposes; the Subscribers shall not be entitled to receive a reliance letter and the receipt of such opinion is not an independent basis for any right of indemnification against the Company or another person.

               For purposes of Section 4(a)(xii) above, for the avoidance of doubt, it is understood without limitation, that the condition to be engaged in "substantially the same businesses" remains satisfied regardless of any decision by Prudential or the Company (i) to dispose of, cease, or create a joint venture with respect to an existing business, other than the Closed Block Business or (ii) to acquire a business which is in "substantially the same business". In addition, it is understood that any amendment to the Plan providing for the issuance of Common Stock in connection with any such acquisition shall not in itself be considered to adversely affect an investment in the Shares within the meaning of the condition contained in Section 4(a)(i) above.

          (b) The obligations of the Company shall be subject to the following conditions that:

               (i) The several Subscribers' representations and warranties, as set forth in Section 7 to this Agreement, shall be true and correct at and as of the Execution Date and the Closing Date as if made at and as of such dates; and

               (ii) The purchases of the Shares by the Subscribers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act.

5.   Representations and Warranties of the Company
     ---------------------------------------------

          The Company represents and warrants to, and agrees with, each of the Subscribers that as of the Execution Date (or such other date as may be expressly stated below):

       (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey; Prudential has been and, until immediately prior to the Effective Date, will continue to be duly organized and validly existing as a mutual life insurance company in good standing under the laws of the State of New Jersey; on the Effective Date and on the Closing Date, Prudential will be duly organized and validly existing as a stock life insurance company in good standing under the laws of the State of New Jersey and will be a wholly owned subsidiary of the Company; each of the Company and Prudential has the corporate power and authority to own its properties and conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except when the failure of the Company or Prudential to be so qualified and in good standing would not, in each case, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, financial condition, surplus or shareholders' equity (in each case considered either on a statutory basis or on the basis of U.S. generally accepted accounting principles ("GAAP")) of the Company, Prudential and their subsidiaries, considered as a whole or on the assets, financial condition, surplus or results of operations of the Closed Block (a "Material Adverse Effect") since December 31, 2000; each of Pruco Life Insurance Company, Prudential Securities Incorporated and Prudential Holdings, LLC ("Prudential Holdings") (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own its properties and conduct its business, except when the failure of any such Significant Subsidiary to be so would not, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each Significant Subsidiary is duly qualified to do business as a foreign corporation for the transaction of business, and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except when the failure of any such Significant Subsidiary to be so would not, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

       (b) This Agreement, the sale of the Class B Stock contemplated by this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company and Prudential. This Agreement has been duly executed and delivered by the Company and Prudential and is a valid and binding obligation of each of the Company and Prudential, and the Registration Rights Agreement, when duly executed and delivered by the Company at the Closing, will be a valid and binding obligation of the Company, in each case, subject to bankruptcy, insolvency, reorganization, moratorium or similar law, relating to creditors' rights and general principals of equity;

       (c) When the Shares are issued, delivered and paid for pursuant to this Subscription Agreement, the Shares will be duly and validly authorized and newly issued and fully paid and non-assessable; the issuance of the Shares will not be subject to any preemptive or other similar right; and, other than the Registration Rights Agreement, there are no rights of any person, corporation or other entity to require registration of any shares of Class B Stock;

       (d) On the Effective Date, Prudential will surrender to the Company and the Company will cancel all shares of common stock previously issued by the Company to Prudential and Prudential will issue shares of its common stock, par value five dollars ($5.00) per share, to the Company; such shares will have been duly and validly authorized and issued, will be fully paid and non-assessable and will be directly owned by Prudential Holdings free and clear of all liens, encumbrances, equities or claims except shares pledged as collateral for the IHC Debt; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are or will be owned directly or indirectly by Prudential or the Company, free and clear of all liens, encumbrances, equities or claims, except when such liens, encumbrances, equities or claims would not, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

       (e) None of the Company, Prudential or any of the Significant Subsidiaries has sustained since December 31, 2000 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except in each case, individually or in the aggregate, as would not materially adversely affect the investment in the Shares contemplated by the Annexed Certificate and this Agreement; and, except as otherwise disclosed to you in the Disclosure Letter, since December 31, 2000, there has not been any material adverse change, in or affecting the assets, financial position, surplus or shareholders' equity (in each case considered either on a statutory or GAAP basis) of the Company, Prudential and their subsidiaries, considered as a whole, except for any such decrease or development that would not, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

       (f) Neither the execution nor the delivery of this Agreement and, as of the Closing Date, none of the issuance and sale of the Shares pursuant to this Agreement and the compliance by the Company with the provisions of this Agreement, the sale of shares of Common Stock in the Initial Public Offering, the issuance of shares of Common Stock to former policyholders of Prudential in the Demutualization, or the existence or incurrence of the IHC Debt, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Prudential or any of the Significant Subsidiaries is a party or by which the Company, Prudential or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company, Prudential or any of the Significant Subsidiaries is subject, or that affects the validity, performance or consummation of the Plan, the Demutualization or the transactions contemplated by this Agreement, nor will such actions result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company or the Charter or By-laws of Prudential or the organizational documents of any of the Significant Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their properties except, in each case other than the Amended and Restated Certificate of Incorporation or By-laws of the Company or the Charter or By-laws of Prudential, individually or in the aggregate, as would not (x) reasonably be expected to have a Material Adverse Effect or (y) affect the validity of the Shares issued and sold pursuant to this Agreement or the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement;

       (g) Except as set forth in the Disclosure Letter, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company or Prudential or any of their subsidiaries, specifically challenging or contesting the sale of the Class B Stock pursuant to this Agreement or which are reasonably likely individually or in the aggregate to have a Material Adverse Effect;

       (h) All Consents and Filings (each as defined below) of or with any court, insurance regulatory agency or governmental agency or body required in connection with the issuance and sale by the Company of the Shares pursuant to this Agreement, the entry into and the compliance by the Company with this Agreement, or the consummation of the sale of the Shares contemplated by this Agreement, will be made or obtained prior to the Closing Date and all such Consents and Filings will be in full force and effect as of the Closing Date;

       (i) Prudential and the Company have made or will make all required filings under applicable insurance holding company statutes, and Prudential and the Company have received or will receive approvals for acquisition of control of other insurers and/or affiliate transactions, in each case in each jurisdiction in which such filings or approvals are required, in connection with the Demutualization, the Plan, the Initial Public Offering and this Agreement, except where the failure to have made such filings or received such approvals in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company, Prudential and the Significant Subsidiaries has all necessary consents, licenses, authorizations, approvals, orders, certificates, permits, registrations and qualifications (collectively, the "Consents") of and from, and has made all filings and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business, except where the failure to have such Consents or have made such Filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, each of the Company and Prudential and each of the Significant Subsidiaries is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Consents and Filings are in full force and effect and neither the Company, Prudential nor any of the Significant Subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any such subsidiary, except where the failure to so comply, the failure to have such Consents or have made such filings or the imposition of any such limitation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, there is no sustainable basis for any such suspension, revocation or limitation;

       (j) None of the Company, Prudential nor any of the Significant Subsidiaries is or, after giving effect to the issuance and sale of the Shares pursuant to this Agreement, the consummation of the Demutualization and the application of the proceeds of the Initial Public Offering and the sale of the Shares, will be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment

     Company Act"), or required to be registered as an investment company with the Securities and Exchange Commission;

       (k) The financial statements of Prudential and its consolidated subsidiaries, together with the related schedules, notes and supplemental information, each as delivered to you, present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments;

       (l) No form of general solicitation or general advertising was used by the Company or its Representatives (as defined below) in connection with the offer or sale of the Class B Stock. Except as may arise by breach of the representations and warranties of the Subscribers contained in Section 7(d) through Section 7(g), no registration of the Shares pursuant to the provisions of the Securities Act or any applicable state securities laws will be required for the offer, sale or issuance of the Shares. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Shares or any other security so as to require the registration of the Shares pursuant to the provisions of the Securities Act or any applicable state securities laws unless such Shares are so registered;

       (m) The Company will establish the Closed Block in accordance with the requirements of the Plan to be operated for the exclusive benefit of the "Closed Block Policies" (as defined in the Plan). The Closed Block will consist of "Closed Block Assets" and "Closed Block Liabilities" (each as defined in the Plan), and the assets included in the Closed Block Assets and the liabilities included in the Closed Block Liabilities shall be substantially consistent with the assets and liabilities included in such categories for purposes of preparing the pro forma financial information that has been previously provided to the Subscribers and that is included in the S-1 Registration Statement. The initial Closed Block Assets will be allocated to the Closed Block in order to produce cash flows to support the Closed Block Policies. The Company believes that the Closed Block Assets, together with the anticipated revenue from the Closed Block Policies, were reasonably sufficient as of the "Closed Block Funding Date" (as defined in the Closed Block Memorandum attached as an Exhibit to the Plan) to support the Closed Block Policies, and to provide for the continuation of the dividend scales in effect on the Adoption Date payable on the Closed Block Policies to reflect the underlying experience of the Closed Block. Such dividend scales may be adjusted by the Board of Directors of Prudential pursuant to the Plan if such experience changes as noted in the Disclosure Letter;

       (n) As of the Effective Date, the assets and liabilities of the Company and its subsidiaries that will be allocated to the Closed Block Business pursuant to the definition of "Closed Block Business" in the Annexed Certificate are:

               (i) within Prudential, Closed Block Assets, invested assets held outside the Closed Block that represent the difference between the Closed Block Assets and the sum of the Closed Block Liabilities, other assets held outside the Closed Block to meet capital requirements related to the Closed Block and the interest maintenance reserve (the "Surplus and Related Assets") and, with respect to liabilities, Closed Block Liabilities;

               (ii) within Prudential Holdings, the principal amount of the IHC Debt and related unamortized debt issuance costs and the insurance policy guaranteeing payment of the IHC Debt; and

               (iii) within the Company, dividends received from Prudential Holdings, and reinvestment thereof, and other liabilities of the Company, in each case as attributable to the Closed Block Business;

          together with such other assets and liabilities as may be reflected therein pursuant to GAAP, consistent with the pro forma information regarding the establishment of the Closed Block Business presented in the S-1 Registration Statement. The Closed Block Business excludes any expenses and liabilities from litigation affecting the Closed Block Policies, which expenses and liabilities shall be part of, and borne by, the Financial Services Businesses. For Closed Block Policies issued after the Closed Block Funding Date and prior to the Effective Date, a charge will be deducted from the Closed Block representing the approximate present value of all commissions and acquisition expenses in excess of fees to be charged to the Closed Block pursuant to the Plan, plus the anticipated profit after policyholder dividends.

       (o) On the Closing Date, the assets and liabilities of the Closed Block will be in an amount consistent with the Disclosure Letter, except for short term financing arrangements referred to therein in the ordinary course, and except for such normal volatility as would not have a Material Adverse Effect on the release of assets representing the excess of reported Closed Block Liabilities over Closed Block Assets over a long term investment horizon. The composition of such assets will be in accordance with the investment policy statement for the Closed Block. The Surplus and Related Assets, in the amount of approximately $3.7 billion, will be selected by the Company prior to the Effective Date and shall conform to the investment policy statement for the Surplus and Related Assets, attached hereto as Annex C (the "Investment Policy Statement"). Following such selection, the Company will notify the Class B Stockholders of the assets selected.

       (p) The policyholder information booklet, as of its date, shall not include any untrue statement of a material fact or omit a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading for purposes of the vote by Prudential's policyholders with respect to the Plan;

       (q) The S-1 Registration Statement, as of its effective date, shall not include any untrue statement of a material fact or omit a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading for purposes of investors' investment decisions with respect to the Common Stock sold in the Initial Public Offering; and

       (r) The documents indicated in the Disclosure Letter, each in the form made available to the Subscribers in the Company's "data room", when taken as a whole and together with this Agreement and the Annexed Certificate, did not, as of their respective dates, include any untrue statement of material fact relating to the Closed Block Business. The projections and forecasts provided to the Subscribers have been prepared in good faith, based on assumptions believed by the management of the Company to be reasonable.

6.   Covenants of the Company
     ------------------------

          The Company covenants and agrees with the Subscribers:

       (a) The Company shall treat the Class B Stock as common stock of the Company for federal, state and local tax purposes and shall file its tax returns consistent with such treatment to the extent permitted by law or regulation.

       (b) Following the Effective Date, the Closed Block will be managed for the exclusive benefit of Closed Block Policies, in accordance with the Plan, including the investment guidelines in the Plan, and the Closed Block Business will be managed with an objective that the assets outside the Closed Block should not be necessary to fund the cash flows required by the Closed Block Liabilities;

       (c) The Surplus and Related Assets will be managed according to the Investment Policy Statement, which Investment Policy Statement the Company will not modify in a manner that materially adversely affects the investment in the Shares contemplated by the Annexed Certificate and this Agreement;

       (d) Prudential Holdings will not (i) incur indebtedness to third parties other than the IHC Debt, (ii) reissue any or all of the IHC Debt upon the amortization of any or all of the IHC Debt or (iii) issue equity interests to any person other than the Company or any affiliate of the Company;

       (e) Prior to and following the Effective Date, the Company will adopt and maintain accounting policies substantially as follows, with such changes thereto as do not materially adversely affect the investment in the Shares contemplated by the Annexed Certificate and this Agreement:

               (i) Assets, liabilities and equity of Prudential, Prudential Holdings and the Company will be designated as either the Closed Block Business or the Financial Services Businesses according to the principles for the allocation of assets and liabilities set forth above under Section 5(n);

               (ii) For financial reporting purposes, revenues, administrative, overhead and investment expenses, Taxes other than federal income Taxes, and certain commissions and commission-related expenses associated with the Closed Block Business will be allocated between the Closed Block Business and the Financial Services Businesses on the basis of actual revenues and actual expenses in accordance with GAAP. Interest expense and routine maintenance and administrative costs generated by the IHC Debt is considered directly attributable to the Closed Block Business and is therefore allocated in its entirety to the Closed Block Business except as provided in clause (iv) below (it being understood that organizational expenses of the Company will be allocated to the Financial Services Businesses);

               (iii) Any transfers of funds between the Closed Block Business and the Financial Services Businesses will typically be accounted for as either reimbursement of expense, investment income, return of principal or a subordinated loan except as provided in paragraph (f), clause (v) below; and

               (iv) For financial reporting purposes, the Closed Block Business within each legal entity (including the Regulatory Closed Block and the remaining Closed Block Business within Prudential Insurance, the Closed Block Business within Prudential Holdings, and the Closed Block Business within the Company) will be treated as if it were a consolidated subsidiary under the Company's federal income tax sharing agreement. If the Closed Block Business has taxable income, it will recognize its share of income Tax as if it were a stand-alone company. If the Closed Block Business has losses or credits, it will recognize a current income Tax benefit. For the avoidance of doubt, the implementation of the accounting allocation policies and the recognition of Tax benefits or costs in accordance with this clause
          (iv) shall not affect the agreements set forth in Section 6(f) below and shall not offset or affect the entitlement of the Closed Block Business to receive the cash benefit of losses or credits from the Financial Services Businesses on a current basis in accordance with
          Section 6(f) below or affect the obligation of the Closed Block Business to pay Tax in accordance with Section 6(f) below.

       (f) Prior to and following the Effective Date, the Company will adopt and maintain inter-business transfer policies substantially as follows, with such changes thereto as do not materially adversely affect the investment in the Shares contemplated by the Annexed Certificate and this Agreement:

               (i) The Closed Block Business may lend to the Financial Services Businesses (but the Closed Block Business within Prudential Insurance (the stock successor to Prudential) may not lend to the Financial Services Businesses outside Prudential Insurance), and the Financial Services Businesses (inside or outside Prudential Insurance) may lend to the Closed Block Business, in either case (i) on terms no less favorable to the Closed Block Business than the terms for a comparable loan among any other portions of Prudential Insurance's general account, and (ii) for cash management purposes only in the ordinary course of business and on market terms pursuant to the internal short-term cash management facility ("short term cash management" being defined as management of daily positive or negative cash balances for all participating segments, profit centers and legal entities that are pooled in Prudential's money market investment pool on a daily basis) or as contemplated for the management of Prudential Holdings assets;

               (ii) Other transfers, exchanges, investments, purchases or sales of assets between the Closed Block and businesses outside of the Closed Block, including the Financial Services Businesses, are permitted if such transactions (i) benefit the Closed Block, (ii) are consistent with the Closed Block Memorandum, (iii) are executed at demonstrable fair market values and (iv) do not exceed, in any calendar year, more than 10% of the statutory statement value of the invested assets of the Closed Block as of the beginning of that year;

               (iii) Any lending that may be required pursuant to any inter-business loan that may be established to reflect usage of the funds held in the debt service coverage account - subaccount for the Financial Services Businesses to pay debt service on the IHC Debt or dividends to the Company is permitted;

               (iv) In addition to the foregoing, the Financial Services Businesses may lend to the Closed Block Business, on either a subordinated or non-subordinated basis, on demonstrable market terms and no less favorable than on an arm's-length basis as may be approved by the Company and, if applicable, Prudential;

               (v) The Boards of Directors of the Company and Prudential Insurance may designate: (i) that a capital contribution to Prudential Insurance be for the benefit of the Closed Block Business within Prudential Insurance; or (ii) that assets of the Financial Services Businesses within Prudential Insurance be transferred to the Closed Block Business within Prudential Insurance in the form of a loan which is subordinated to all existing obligations of the Closed Block Business within Prudential Insurance on market terms. In the absence of the specific designation referred to in clause (i), any capital contribution to Prudential Insurance shall be for the benefit of the Financial Services Businesses;

               (vi) Such other transactions as are on demonstrable market terms and no less favorable than on an arm's-length basis as may be approved by the Company and, if applicable, Prudential, subject to regulatory oversight;

               (vii) The Boards of Directors of the Company and Prudential Insurance have discretion to transfer assets of the Financial Services Businesses to the Closed Block, or use such assets for the benefit of Closed Block policyholders, if they (as applicable) believe such transfer or usage is in the best interests of the Financial Services Businesses, and such transfers or usage may be made without requiring any repayment of the amounts transferred to the Closed Block or so used or the payment of any other consideration from the Closed Block Business;

               (viii) Cash payments from the Closed Block Business to the Financial Services Businesses for administrative purposes will be based on the charges set forth in Annex D hereto. Expenses for the Closed Block (paid from within the Regulatory Closed Block to the portion of the Closed Block Business outside of the Regulatory Closed Block within Prudential Insurance) will be calculated on a formulaic basis consistent with the Closed Block Memorandum. Administrative expenses recorded by the Closed Block Business, and the related income Tax effect, will be based upon actual expenses incurred under GAAP. Any difference in the cash amount transferred from the Closed Block Business to the Financial Services Businesses and actual expenses incurred as recorded under GAAP will be recorded, on an after-Tax basis at the applicable current rate, as direct adjustments to the respective GAAP equity balances of the Closed Block Business and the Financial Services Businesses. Statutory expenses will be calculated based upon the actual cash payments. Internal investment expenses recorded and paid by the Closed Block Business, and the related income Tax effect, will be based upon actual expenses incurred under GAAP and in accordance with the investment management agreement between Prudential and The Prudential Investment Corporation and other agreements governing record keeping, bank fees, accounting and reporting, asset allocation, investment policy and planning and analysis; and

               (ix) If the Closed Block Business has taxable income attributable to tax periods (or portions thereof) after the Closing Date, it will pay its share of federal income Tax in cash to the Financial Services Businesses. If it has losses or credits attributable to tax periods (or portions thereof) after the Closing Date, it will receive its federal income Tax benefit in cash from the Financial Services Businesses. If the losses or credits cannot be currently utilized in the consolidated federal income tax return of the Company for the year in which such losses or credits arise, the Closed Block Business will still receive the full federal income Tax benefit in cash, it being understood that the Financial Services Businesses will subsequently recover such benefit for itself if the losses or credits are ultimately actually utilized in computing estimated payments or in the consolidated federal income tax return of the Company. The Closed Block Business will also pay or receive its appropriate share of Tax resulting from adjustments attributable to the settlement of tax controversies or the filing of amended tax returns to the extent such Tax relates to controversies or amended returns arising with respect to the Closed Block Business and attributable to tax periods (or portions thereof) after the Closing Date, except to the extent that such Tax is directly attributable to the characterization of the IHC Debt for tax purposes, in which case such Tax shall be borne by the Financial Services Businesses. The Financial Services Businesses will bear all federal income Tax liabilities not properly attributable to the Closed Block Business. Any settlement involving the Closed Block Business shall be made in good faith and with due regard to the merits of the position taken by the Closed Block Business.

               (x) Charges for premium Taxes, guaranty fund payments and state and local income Taxes and franchise Taxes will be allocated between the Closed Block Business and the Financial Services Businesses in the manner they are allocated between the Closed Block and other than the Closed Block within Prudential Insurance in accordance with the Closed Block Memorandum.

       (g) In case, at any time while any shares of Class B Stock are outstanding:

            (i) the Company shall declare a dividend (or any other distribution) on the Common Stock;

            (ii) the Company shall authorize the issuance to the holders of the Common Stock, of Common Stock Equivalents (as defined below), or rights or warrants to subscribe for or purchase shares of the Common Stock or of any other subscription rights or warrants;

            (iii) the Company shall authorize any split, combination, reorganization, reclassification or recapitalization of the Common Stock;

            (iv) the Company shall authorize the consolidation or merger of the Company into or with any other person or entity, the sale or transfer of a substantial portion of its capital stock, business or assets to another person or entity, or any other similar business combination or transaction (including any transaction that constitutes a "Change of Control" as defined in its Amended and Restated Certificate of Incorporation);

            (v) the Company shall authorize a Disposition or an Exempt Disposition (each as defined in the Annexed Certificate);

            (vi) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (vii) an event shall occur that would give rise to the right of a holder of Class B Stock to convert its Class B Stock into Common Stock pursuant to Section b(9) of Article Fourth of the Annexed Certificate;

     then the Company shall promptly deliver to the transfer agent of the Class B Stock and to each of the holders of shares of Class B Stock at their last addresses as shown on the books of the Company, at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating, (A) if applicable, the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; (B) if applicable, the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; and, (C) if applicable, the date on which any conversion event is expected to become effective. "Common Stock Equivalent" means for purposes of this Section 6(g), securities convertible into, or exchangeable or exercisable for, shares of Common Stock;

       (h) The Company will not effect a Disposition or an Exempt Disposition (each as defined in the Annexed Certificate) unless the Board of Directors determines in good faith that the Company will receive the fair market value of the assets and liabilities that are the subject of the Disposition or Exempt Disposition;

       (i) The Company's Board of Directors shall not adopt a longer time period or alternative procedures for the exchange (or conversion) of shares of Class B Stock into Common Stock as provided for in Section (b)3(ii)(a)(7) or (b)9(ii)(g) of Article Fourth of the Annexed Certificate without the consent of the Majority Subscribers, which consent shall not be unreasonably withheld; and

       (j) In the event (i) the Company merges into or consolidates with another person and (ii) such transaction constitutes a "Change of Control" or "Cash/Private Transaction" referred to in Section (b)3(i)(b)(2) or Section
     (b)3(i)(c) of Article FOURTH of the Annexed Certificate, the Company shall require as a term of such merger or consolidation that the successor agrees to satisfy all of the Company's obligations to effect an exchange of the Class B Stock in accordance with the terms of the Annexed Certificate to the extent (if any) not satisfied by the Company at the date of such merger or consolidation.

7.   Representations, Warranties, Covenants and Acknowledgments of the
     -----------------------------------------------------------------
     Subscribers
     -----------

     Each Subscriber represents and warrants to, acknowledges and agrees with, the Company that:

          (a) It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subscriber has full power and authority to enter into this Agreement and the irrevocable commitment represented thereby, to perform its obligations under this Agreement and to consummate its purchase of Shares as provided in this Agreement. This Agreement and the purchases contemplated under this Agreement have been duly authorized by all necessary action on the part of such Subscriber, and this Agreement has been duly executed and delivered by such Subscriber and is a valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights and general principles of equity;

          (b) The execution, delivery or performance by such Subscriber of the obligations of, or enforcement against such Subscriber of the provisions of this Agreement do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Subscriber is a party or by which such Subscriber is bound or to which any of the property or assets of such Subscriber is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws (or analogous constitutional documents) of such Subscriber or any statute or any order, rule or regulation of any court or other governmental agency or body having jurisdiction over such Subscriber or any of its properties, except as would not reasonably be expected to have a material adverse effect on the Subscriber or its ability to perform its commitment and obligations under this Agreement;

          (c) The Subscriber is not required to obtain any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any law not previously obtained, given or made, and no lapse of a waiting period under any law applicable to such Subscriber is necessary or required, in connection with the execution, delivery or performance by such Subscriber or enforcement against such Subscriber of this Agreement;

          (d) Such Subscriber represents and warrants to, and covenants and agrees with, the Company that the Shares to be purchased by it pursuant to this Agreement are being acquired for its own account for investment and not with a view to the distribution thereof or with any intention of distributing or reselling such Shares or any part thereof within the meaning of the Securities Act or any applicable state securities laws;

          (e) Such Subscriber's financial condition is such that such Subscriber is able to bear all economic risks of investing in the Shares, including a complete loss of such Subscriber's investment in the Shares. Such
     Subscriber:

               (i) is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act;

               (ii) has such knowledge and experience in financial and business matters that such Subscriber is capable of evaluating the merits and risks of the investment in the Shares contemplated by this Agreement; and

               (iii) maintains its principal place of business at the address set forth on Schedule I hereto (it being agreed that each Subscriber shall have the unilateral right by notice to the Company to amend such address after the Execution Date);

       (f) The Company has provided such Subscriber with adequate access to financial and other information concerning the Company, the Demutualization, the Closed Block, the Closed Block Business (as defined in the Annexed Certificate hereto) and the Class B Stock as requested and such Subscriber has had the opportunity to ask questions of and receive answers from the Company concerning such matters and the purchase of the Shares contemplated by this Agreement and to obtain from the Company any additional information necessary to make an informed decision regarding an investment in the

     Company and the Class B Stock. Such Subscriber has entered into this Agreement without relying on any representation or warranty of the Company or any other person other than those expressly set forth in this Agreement;

       (g) Such Subscriber understands that the Shares will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act pursuant to
     Section 4(2) thereunder, and that the reliance of the Company on such exemption is predicated in part on such Subscriber's representations set forth in this Agreement. Such Subscriber understands that the Shares being purchased under this Agreement are restricted securities within the meaning of Rule 144 of the Securities Act and that the Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available; and

       (h) Such Subscriber acknowledges and agrees, without limitation, that:

               (i) in the event Closed Block Assets are insufficient to fund Closed Block Liabilities, Prudential will satisfy its obligation to pay guaranteed amounts, expenses, taxes and dividends declared and unpaid on Closed Block Policies by utilizing Surplus and Related Assets, thereby reducing the CB Distributable Cash Flow (as defined in the Annexed Certificate). In addition, subject to its fiduciary duties to the Class B Stockholders, the Board of Directors of the Company otherwise retains discretion to cause the transfer of Surplus and Related Assets to the Closed Block;

               (ii) the Class B Stock will not have (a) any claim on Closed Block assets or (b) any equity interest in Prudential, Prudential Holdings or any other subsidiary of the Company; as a class of common stock of the Company, the Class B Stock will stand behind all of Prudential's policyholders, and other Prudential creditors, any holders of preferred stock of the Company and all creditors of the Company as to any claims to assets of the Company and all creditors of each of the Company subsidiaries as to any claims to the assets of each such subsidiary;

               (iii) the entire net proceeds from the issuance and sale of the Class B Stock and the IHC Debt will be allocated to the Financial Services Businesses of the Company and not to the Closed Block Business;

               (iv) Milliman & Robertson, Inc., actuaries and consultants, shall be the appraiser initially selected for purposes of the appraisal of the Fair Market Value of Class B Stock (as defined in the Annexed Certificate); provided, however, that, the acknowledgement in this clause (iv) shall in no way limit or restrict a Subscriber from exercising its rights, as a holder of Class B Stock, from disapproving such firm as an appraiser (as contemplated by the Annexed Certificate) at such time as it becomes necessary to determine the Fair Market Value of the Class B Stock;

               (v) the Company has been formed prior to the Execution Date and that subsection (1) of Section 14A:7-3 of the New Jersey Business Corporation Act shall not apply to the offer and sale of the Shares pursuant to this Agreement and the commitment of such Subscriber to purchase Shares pursuant to this Agreement shall be irrevocable through April 30, 2002;

               (vi) it will treat the Class B Stock as common stock of the Company for federal, state and local income tax purposes and will file its tax returns consistent with such treatment to the extent permitted by law or regulation; and

               (vii) the Company initially intends that any dividends paid with respect to the Class B Stock shall be paid annually.

8.   Good Faith
     ----------

          The Company and each Subscriber shall act in good faith in the performance of their respective obligations under this Agreement and the Annexed Certificate.

9.   Third Party Beneficiary
     -----------------------

       (a) The Company agrees and acknowledges that Goldman, Sachs & Co., the Company's placement agent for the Shares, shall be entitled to rely only on, as third party beneficiary, the representations and warranties of the Company contained in Section 5(l) of this Agreement; and

       (b) Each Subscriber agrees and acknowledges that Goldman, Sachs & Co. shall be entitled to rely only on, as third party beneficiary, the representations and warranties of each such Subscriber contained in Section 7(d) through Section 7(g) of this Agreement.

10.  Expenses and Fees
     -----------------

     The Company or Prudential shall pay all costs and expenses in connection with the preparation, printing, typing, reproduction, execution and delivery of this Agreement and the Shares, any and all other documents furnished by the Company pursuant to or in connection with this Agreement, and any amendment or supplement to or modification of any of the foregoing including the reasonable fees and disbursements of the Company's and Prudential's counsel.

     In addition, the Company or Prudential shall pay all fees, costs and expenses of counsel (including local and regulatory counsel) for the Majority Subscribers in connection with this Agreement and, prior to the Effective Date, the Registration Rights Agreement, the transactions contemplated hereby and thereby and any modification or supplement to any documents requested by the Company in connection herewith or therewith following the date hereof. The obligation of the Company or Prudential to pay such fees, costs and expenses through the Effective Date shall not exceed $550,000, exclusive of the cost of any such modifications or supplements.

11.  Restrictions on Transfer
     ------------------------

     The Company and each of the Subscribers hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Class B Stock:

       (a) All offers and sales of Class B Stock shall be subject to the restrictions described in the legend set forth in Annex E. A legend substantially to the effect of Annex E shall appear on each individual certificate representing any share of Class B Stock issued and sold pursuant to this Agreement; and

       (b) Resales and other transfers of the Class B Stock by any holders thereof shall be made only in accordance with the procedures for assignment of this Agreement under Section 17 hereof and restrictions in the legend set forth in Annex E hereto.

12.  Indemnification by the Company
     ------------------------------

       (a) The Company will indemnify and hold harmless each Subscriber, and each Subscriber's officers, directors, employees, stockholders, members, partners and controlling persons ("Indemnified Person") against any losses, claims, damages or liabilities ("Damages") to which such Indemnified Person may become subject insofar as such Damages (or actions in respect thereof) arise out of or are based upon (i) a breach or alleged breach of any representation or warranty made by the Company contained in Section 5 of this Agreement or (ii) other than with respect to Taxes of the Subscribers except Taxes resulting from a violation of the covenant contained in
     Section 6(a) hereof, any claims, suits or other legal or administrative actions or proceedings brought by third parties against an Indemnified Person arising out of or based upon this Agreement, the sale of Class B Stock pursuant hereto and the Demutualization ("Actions"), and will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any Action referred to in clause (ii) on a periodic basis as such expenses are incurred; provided, however, the Company's obligations pursuant to this Section 12 shall cease on the date two years after the Closing Date (the "Second Anniversary Date") other than with respect to (x) claims for which due notice has been given pursuant to
     Section 12(b) prior to the Second Anniversary Date, and (y) claims for breach of the representation and warranty contained in Section 5(c), which shall survive indefinitely; provided, further, however, that the foregoing indemnification shall not extend to Damages to the extent arising out of any breach of this Agreement by the Subscriber or a violation of law by the Subscriber.

       (b) Each Indemnified Person shall, if a claim is to be made against the Company under Section 12(a), promptly notify the Company and all other Indemnified Persons in writing within 30 days after becoming aware of such claim. The omission to so notify the Company of the commencement of such action shall not relieve the Company from any liability which it may have to any Indemnified Person hereunder to the extent the Company is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result of such omission. Any other Indemnified Person seeking to be indemnified for claims for which notice has been so given shall notify the Company within 30 days after having received notice of such claim.

       (c) The Company shall not be liable to any Subscriber under Section 12(a)(i) for an amount in excess of 57.14% of the purchase price paid by such Subscriber for its shares of Class B Stock. The Financial Services Businesses shall be responsible for the Company's liabilities pursuant to this Section 12.

       (d) The Company and the Subscribers agree that any payment made under
     Section 12(a) will be treated by the parties on their tax returns as an adjustment to the purchase price.

13.  Confidentiality
     ---------------

     The term "Proprietary Information" means all information about the Company and Prudential, the Demutualization and the offer and sale of the Shares furnished to you or your Representatives (as defined below) by the Company, Prudential or their Representatives, whether furnished before or after the Closing Date, whether oral or written, and in whatever form it is furnished, and all analyses, compilations, forecasts, studies, summaries, notes, data and other documents and materials in whatever form produced or maintained, whether prepared by you, your Representatives or others, which contain or reflect, or are generated from, any such information. Proprietary Information shall not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives,
(ii) was lawfully in your possession prior to its disclosure by the Company, Prudential or their Representatives, or (iii) becomes available to you on a nonconfidential basis from a person (other than the Company, Prudential or their Representatives) who is not prohibited from disclosing such Proprietary Information to you by legal, contractual, fiduciary or other obligation to the Company, Prudential or any of their Representatives. The term "Representative" means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, other representatives (including, without limitation, advisors, financial advisors, counsel, actuarial advisors and accountants) and controlling persons.

     Each Subscriber agrees: (i) to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than its Representatives who are, have been or will be participating in the Subscriber's purchase or ownership of the Shares and (ii) not to use, and to cause your Representatives not to use, Proprietary Information for any purpose other than in connection with your purchase or ownership of the Shares. The Subscriber will be responsible for any breach of the terms of this Section 13 by it or its Representatives.

     In the event that the Subscriber is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information, the Subscriber agrees that it will provide the Company with prompt notice of such request or requirement in order to enable it to seek an appropriate protective order or other remedy, to consult with the Subscriber with respect to the Company taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 13. If the Subscriber has provided the foregoing prior notice to the Company, the Subscriber may make such public and other disclosures it deems required by any law, regulatory requirements or judicial process applicable to it, and as required by any state, federal or foreign authority, regulator or examiner applicable to the Subscriber's businesses provided the Subscriber has not caused, by its own voluntary action after the Execution Date, the foregoing requirement to arise. In the event that such protective order or other remedy is not obtained or the Company waives compliance with the terms hereof, the Subscriber shall disclose only that portion of the Proprietary Information which, in the written opinion of its outside counsel, is legally required to be disclosed. In any such event, the Subscriber will use its best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment.

     Without prejudice to the rights and remedies otherwise available at law or equity to the Company and Prudential, it is further understood and agreed that the Company and Prudential would be irreparably injured by a breach of this
Section 13, that money damages would not be a sufficient remedy for any actual or threatened breach of this Section 13 by the Subscriber or any of its Representatives and that the Company and Prudential shall (without proof of actual damages) be entitled to equitable relief, including injunction and specific performance, as a remedy if the Subscriber or any of its Representatives breach or threaten to breach any of the provisions of this
Section 13. In the event of litigation relating to this Section 13, if a court of competent jurisdiction determines that the Subscriber or any of its Representatives have breached this Section 13, then the Subscriber shall be liable and pay to the Company and Prudential the reasonable legal fees incurred by the Company and Prudential in connection with such litigation, including any appeal therefrom.

14.  Coordination of Communications of Non-Proprietary Information
     -------------------------------------------------------------

     With respect to communications regarding non-Proprietary Information, the Company and each of the Subscribers:

       (a) consent to the disclosures regarding the identity of the Subscribers, the Subscription Agreement and the Class B Stock contained in the S-1 Registration Statement (the "Approved Public Disclosures");

       (b) agree that this Agreement, the Annexed Certificate and any amendments to either shall be filed as exhibits to the S-1 Registration Statement and that the term "Approved Public Disclosures" shall be limited to the content of such exhibits;

       (c) agree that, with respect to disclosures by the Company regarding its sale of the Class B Stock, the Company shall consult with and obtain the consent of the Subscribers in advance of any disclosure identifying a Subscriber, regarding the Subscriber's intent in making an investment in the Class B Stock or describing the return thereon, other than as contemplated by the Approved Public Disclosures, but the Company is otherwise free to make public disclosures concerning the Subscription Agreement, the Class B Stock and the Closed Block Business without consulting with the Subscribers;

       (d) agree that, with respect to disclosures by a Subscriber regarding its purchase of Class B Stock, each Subscriber will consult with and obtain the consent of the Company prior to any public disclosure by the Subscriber occurring prior to the Effective Date, it being understood that the Subscriber may make such disclosures of Approved Public Disclosures it deems necessary and appropriate without the consent of the Company; following the Effective Date such prior consultation shall not be required.

15.  Survival
     --------

       (a) In the event the Closing occurs hereunder, the respective agreements, representations, warranties, covenants and other statements of the Company and the Subscribers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Subscriber or any controlling person of any Subscriber, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares; provided, however, that, the representations and warranties of the Company contained in Section 5 (and the related indemnity conferred in Section 12) shall survive only through the date provided for indemnification in Section 12.

       (b) In the event the Closing does not occur hereunder (including by virtue of the Company's revocation of subscriptions pursuant to Section 2(d)), the obligations of the parties hereunder shall terminate other than
     (1) the Company's obligations under Section 2(d), (2) the Company's obligation to pay expenses through the Effective Date pursuant to Section 10, (3) the Company's obligation to indemnify pursuant to Section 12(a)(ii), (4) the Subscriber's obligations pursuant to Section 13 and (5) Sections 9, 15, 16, 19 and 20.

16.  Notices
     -------

     All notices under this Agreement shall be in writing, and if to the Subscribers shall be delivered or sent by mail, telex or facsimile transmission to you at the addresses set forth in Schedule I; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102, Facsimile: (973) 802-8090, Attention: Treasurer. Any such statements, requests, notices or agreements shall be effective upon receipt.

17.  Successors and Assigns
     ----------------------

     This Agreement shall be binding upon, and inure solely to the benefit of, the Subscribers, the Company, and, to the extent provided in Section 15, the officers and directors of the Company, the Subscribers and each person who controls the Company, or any Subscriber, and their respective heirs, executors, administrators, successors and assigns, and, except as set forth in Section 9 hereof, no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Subscriber ("Purchaser") shall be deemed a successor or assign by reason merely of such purchase. Before and after the Closing, each Subscriber may assign its rights and obligations under this Agreement to any of its subsidiaries, provided that the Subscriber agrees that the Subscriber will cause its subsidiaries to perform its obligations hereunder. After the Closing, each Subscriber may assign a pro rata portion of its rights and obligations under this agreement to a transferee permitted pursuant to Annex E and reasonably acceptable to the Company following prior notice of the identity of the transferee. Any assignment of this Agreement shall require the execution and delivery of such legal documentation effecting the assignment (including the Purchaser's assumption of obligations hereunder), and such opinions of counsel as to the absence of a requirement that the sale of the underlying shares be registered under the Securities Act, as the Company shall reasonably require. The Company and Prudential may not assign their rights or delegate their duties under this Agreement.

18.  Headings
     --------

     The headings used in this Agreement are for convenience only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

19.  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York except as required by the laws of the State of New Jersey.

20.  Jurisdiction and Venue
     ----------------------

     Each Subscriber agrees that any suit, action or proceeding brought by such Subscriber against the Company in connection with or arising out of this Agreement, the Class B Stock or the offer and sale of the Shares shall be brought solely in the United States federal courts in the State of New Jersey. If there is no United States federal court in the State of New Jersey with proper jurisdiction over such suit, action or proceeding, then such suit, action or proceeding shall be brought in state court in the State of New Jersey. Each Subscriber waives its right to trial by jury in any suit, action or proceeding with respect to this Agreement, the Class B Stock or the offer and sale of the Shares.

21.  Entire Agreement
     ----------------

     Except as expressly set forth herein and in the Registration Rights Agreement, this Agreement and the Registration Rights Agreement, including the Disclosure Letter, schedules, annexes and exhibits hereto and thereto, constitute the entire agreement between the Company and each Subscriber with respect to the subject matter of this Agreement and the Registration Rights Agreement and supersede all prior agreements (including the confidentiality agreement with American International Group, Inc., dated January 25, 2001 and with Pacific LifeCorp, dated February 8, 2001), understandings and negotiations, both written and oral, and there are no representations, warranties, covenants, acknowledgments or agreements between the parties with respect to the subject matter of this Agreement and the Registration Rights Agreement except as expressly set forth herein and therein.

22.  Severability
     ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

23.  Performance
     -----------

     Prior to the Effective Date, Prudential will cause the Company to perform all the Company's covenants and agreements in, and agree to cause the Company to honor its obligations and liabilities arising under, this Agreement. This obligation of Prudential shall cease upon the Effective Date.

24.  Amendments and Waiver
     ---------------------

     This Agreement may be amended only upon execution of a written amendment by (a) on the one hand, the Company and (b) on the other hand (1) at or prior to the Closing, the Majority Subscribers and (2) after the Closing, holders of a majority of the Class B Stock outstanding at the time of such approval, any such amendment to bind all Subscribers and holders of the Class B Stock. Section 9 hereof cannot be amended without the consent of Goldman, Sachs & Co. as third party beneficiary.

25.  Taxes
     -----

     For purposes of this Agreement, references to "Tax" or "Taxes" shall include interest, penalties or additions to tax, arising with respect to such "Tax" or "Taxes".

     If the foregoing is in accordance with your understanding, please sign and return three copies of this Subscription Agreement to Goldman, Sachs & Co., the Company's placement agent, at 85 Broad Street, New York, New York 10004,
Facsimile: (212) 902-1075, Attention: Michael Rotter, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

                                Very truly yours,

                                PRUDENTIAL FINANCIAL, INC.


                                By: /s/ C. Edward Chaplin
                                   --------------------------
                                   Name:
                                   Title:


                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                By: /s/ C. Edward Chaplin
                                   --------------------------
                                   Name:
                                   Title:

Agreed as of the date hereof:

AMERICAN INTERNATIONAL GROUP, INC.


By: /s/ Edward E. Matthews
   -------------------------
   Name:
   Title:


By: /s/ Nicholas A. O'Kulich
   -------------------------
   Name:
   Title:


PACIFIC LIFECORP

By: /s/ Glenn S. Schafer
   -------------------------
   Name:  Glenn S. Schafer
   Title: President


By: /s/ Audrey L. Milfs
   -------------------------
   Name:  Audrey L. Milfs
   Title: Secretary

                                          Number of Shares                   Commitment
                                          of Class B Stock      Total        Fee Payable by
Subscriber                                to be Purchased   Purchase Price   the Company
----------------------------------------  ----------------  --------------   --------------
American International Group, Inc.           1,800,000       $ 157,500,000      $1,800,000
70 Pine Street
New York, NY  10270
Attention:  Life Management Division
Fax: (212) 952-1676
with a copy to:
Attention:  Associate General
 Counsel-Financial Services
Fax:  (212) 363-8596

Pacific LifeCorp                               200,000        $ 17,500,000      $  200,000
700 Newport Center Drive
Newport Beach, CA 92660
Attention: Chief Financial Officer
Fax: (949) 219-5013
with a copy to:
Attention: Chief Counsel
Fax: (949) 219-3706

                                           -----------      --------------  ---------------
Total                                       2,000,000         $175,000,000   $2,000,000.00
                                           ===========      ==============  ===============

                                                                         ANNEX A
                   [Draft Amended and Restated Certificate of
                  Incorporation of Prudential Financial, Inc.]

                                                                         ANNEX B
                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------

     This Registration Rights Agreement (this "Agreement") is entered into as of
                                               ---------
[       ], 2001 between Prudential Financial, Inc., a New Jersey corporation
(the "Company"), American International Group, Inc., a Delaware corporation
      -------
("AIG"), Pacific LifeCorp, a Delaware corporation ("PL") (each of AIG and PL, a
-----                                               --
"Purchaser," and together and with all transferees, "Purchasers" as set forth in
 ---------                                           ----------
Section VI(ii) hereof ).
--------------

                                    Recitals
                                    --------

     WHEREAS, pursuant to a subscription agreement, by and among The Prudential Insurance Company of America, a New Jersey mutual life insurance company, the Company, AIG and PL, dated as of April 25, 2001 (the "Subscription Agreement"),
                                                      ----------------------
AIG and PL are purchasing from the Company 1,800,000 shares and 200,000 shares, respectively, of the Company's Class B stock, par value $.01 per share (the

"Class B Stock"); and
--------------

     WHEREAS, pursuant to the Company's Amended and Restated Certificate of Incorporation, such Class B Stock may, under certain circumstances, be exchanged for or converted into shares of Common Stock;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

          I.  Registration Rights.
              -------------------

          (i) Required Registration.  (A) At any time after the Company shall
              ---------------------
have initially become eligible (assuming the timely filing by the Company of all required periodic and other reports) to file a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-3 (or a similar form
                                         ---
then in effect) promulgated by the SEC under the Securities Act of 1933 (as amended, and the rules and regulations thereunder, the "Securities Act"), one or
                                                        --------------
more (a) AIG Purchasers (as defined below) holding a majority of the Registrable Securities (as defined below) held by all AIG Purchasers and (b) one or more PL Purchasers (as defined below) holding a majority of the Registrable Securities held by all PL Purchasers shall have the right, by written notice (the "Registration Notice") of such Purchasers (the "Requesting Holders") to the
--------------------                            ------------------
Company, to require the Company to use reasonable best efforts to register (the "Required Registration") under the Securities Act all or any portion of the
 ---------------------
Registrable Securities then owned by any Purchaser, and the Company shall be obligated to register such Registrable Securities. Whenever Requesting Holders request a

Required Registration, the Company will notify the other Purchasers in writing, not later than the earlier of (i) the 10th day following the Company's receipt of the Registration Notice or (ii) 45 days prior to the anticipated filing date of the Required Registration. Such Purchasers may elect to have some or all of their Registrable Securities registered pursuant to the Required Registration by providing written notice of such election to the Company within 10 days of receipt of the Company's notice (all Purchasers who respond as such, together with the Requesting Holders, the "Participating Holders"). Purchasers
                                           ---------------------
shall not be entitled to exercise more than one such right in any 12 month period. The AIG Purchasers shall be entitled to a total of three such rights during the term of this Agreement, and the PL Purchasers shall be entitled to a total of one such right during the term of this Agreement. If the Board of Directors of the Company believes, based on advice of a nationally recognized investment banking firm selected by the Company, that including all shares intended to be registered in such Required Registration would be likely to have an adverse effect upon the price, timing or distribution of the shares included in the Required Registration, then only such number of shares, if any, as the Board shall determine can be included without adversely affecting the offering shall be included in the Required Registration, and the shares to be included in the Required Registration will be allocated in the following priority:

          (1) in the case of a Required Registration requested by AIG
            Purchasers,

             (w) first, the Registrable Securities owned by AIG Purchasers that such Purchasers desire to be registered shall be included, provided that, if all such securities cannot be so included, the Registrable Securities of each AIG Purchaser requesting inclusion of Registrable Securities will be included, as nearly as practicable, pro rata in accordance with the number of Registrable Securities owned by such holder,

             (x) second, the Registrable Securities owned by PL Purchasers that such Purchasers desire to be registered shall be included, provided that, if all such securities cannot be so included, the Registrable Securities of each PL Purchaser requesting inclusion of Registrable Securities will be included, as nearly as practicable, pro rata in accordance with the number of Registrable Securities owned by such holder,

             (y) third, the shares of Common Stock of any other persons with registration rights shall be included, provided that, if all such securities cannot be so included, the Common Stock of each such person requesting inclusion of Common Stock will be included, as nearly as practicable, pro rata in accordance with the number of shares of Common Stock owned by such holder, and

             (z) last, all shares of the Company that it desires to be registered shall be included; and

        (2) in the case of a Required Registration requested by PL Purchasers, the foregoing priority shall apply except that the priority of Registrable Securities of the AIG Purchasers and the PL Purchasers shall be reversed.

Purchasers holding a majority of the Registrable Securities to be registered (the "Majority Participating Holders") may elect that the offering of
      ------------------------------
Registrable Securities pursuant to this Section I(i)(A) be in the form of an
                                        ---------------
underwritten public offering, in which case the Majority Participating Holders shall select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering, provided that such managing underwriters and additional investment bankers and managers must be reasonably satisfactory to the Company. In the event Purchasers are not able to include all of the shares of Common Stock Purchasers wish to include in any Required Registration due to the limitation described in this Section I(i)(A), Purchasers
                                                     ---------------
shall have the right to one additional Required Registration with respect to such shares subject to the other limitations set forth in this Section I(i).
                                                               ------------

          (B) Upon receipt of a Registration Notice, the Company will, as promptly as practicable, prepare and file with the SEC and use its reasonable best efforts to cause to become effective promptly, and in any event within 90 days from its receipt of the Registration Notice, a registration statement under the Securities Act with respect to the number of Registrable Securities specified in the Registration Notice, and will use its reasonable best efforts to cause such registration statement to remain effective for such period of time as shall be required to complete the distribution of Registrable Securities contemplated thereby, but not for more than 120 days from the effective date thereof, provided that the Company shall be entitled to defer any such filing for a period of up to 180 days from the date of the Registration Notice if the Company shall furnish the Participating Holders a certificate signed by its Chairman, President and Chief Executive Officer, Chief Financial Officer or Vice-Chairman stating that the filing of a registration statement at such time would be detrimental to the Company due to the pendency of a material acquisition or financing or for other reasonable cause. The Company may exercise such right to delay or withhold efforts not more than once in any twelve month period and for not more than 90 days at a time.

          (C) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Participating Holders and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to the Participating Holders and each underwriter, if any, such number of copies of such registration statement, each amendment or supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Participating Holders or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Participating Holders.

          (D) After the filing of the registration statement, the Company will promptly notify the Participating Holders of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (E) The Company will use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Majority Participating Holders reasonably (in light of the Participating Holders' intended plan of distribution) requests and cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things reasonably requested by the Majority Participating Holders to enable the Participating Holders to consummate the disposition of the Registrable Securities owned by the Participating Holders, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this

Section I(i)(E), subject itself to taxation in any such jurisdiction or consent
---------------
to general service of process in any such jurisdiction.

          (F) The Company will promptly notify the Participating Holders when a prospectus relating to an offering of Registrable Securities pursuant to this
Section I(i) is required to be delivered under the Securities Act, of the
------------
occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Participating Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Participating Holders any such supplement or amendment.

          (G) The Company will enter into customary agreements, including an underwriting agreement that includes customary representations and warranties, covenants and indemnification and contribution provisions, and take such other actions as are reasonably requested by the Majority Participating Holders in order to facilitate the disposition of such Registrable Securities.

          (H) The Company will make available for inspection by the Participating Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Participating Holders or any underwriter (collectively, the "Inspectors"), all financial and other records, pertinent
                    ----------
corporate documents and properties of the Company (collectively, the "Records")
                                                                      -------
as shall be reasonably necessary to enable them to exercise their due diligence responsibility under the Securities Act, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement, subject to reasonable arrangements to ensure that privileges are maintained. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Purchasers agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it for any reason other than such due diligence purposes unless and until such is made generally available to the public. Purchasers further agree that they will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (I) The Company will furnish to the Participating Holders and to each underwriter, if any, a signed counterpart, addressed to the Participating Holders and each underwriter, of an opinion or opinions of counsel to the Company and a comfort letter or comfort letters from the Company's independent public accountants, each, to the extent applicable, in substantially identical form as those delivered in connection with the Company's initial public offering or otherwise in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the

Majority Participating Holders or the managing underwriter therefor reasonably requests.

          (J) The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months that begins within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (K) The Company will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (L) If the managing underwriter of any underwritten offering shall advise the Participating Holders that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Majority Participating Holders, then the Majority Participating Holders shall have the right to notify the Company in writing that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. In the event of such abandonment or withdrawal, such request shall not be counted for purposes of the requests for registration to which any Purchaser is entitled pursuant to Section I(i).
                                  ------------

          (ii) Participating Holders' Obligation to Furnish Information.  It
               --------------------------------------------------------
shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section I with respect to the Registrable Securities
                        ---------
that Participating Holders shall furnish to the Company such information regarding themselves and the intended method of disposition of the Registrable Securities as shall be required to effect the registration of such Registrable Securities under the Securities Act.

          II.  Expenses.
               --------

          All expenses incurred by the Company in complying with Section I,
                                                                 ---------
including, without limitation, any registration and filing fees, fees and expenses of compliance with securities or blue sky laws of the United States (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., listing or quotation fees, internal expenses (including all salaries and expenses of its officers and employees performing legal and accounting duties), fees of transfer agents and registrars, and, in the case of Required Registrations requested on or prior to the third anniversary of this Agreement, the fees and expenses of counsel and accountants for the Participating Holders, shall be borne by the Company. In the case of Required Registrations requested after the third anniversary of this Agreement, the Company will pay 50% of the fees and expenses of counsel of the Participating Holders. The Participating Holders shall be responsible for all underwriting fees, discounts or commissions and transfer taxes, with respect to Registrable Securities.

          III.  Rule 144.
                --------

          The Company will file any reports required to be filed by it under the Securities Act and the Exchange Act of 1934 (as amended, and the rules and regulations thereunder, the "Exchange Act") and will take such further action as
                             ------------
Purchasers may reasonably request, all to the extent required from time to time to enable Purchasers to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with such requirements.

IV.  Indemnification.
     ---------------

     (i) Indemnification by Company.  In the event of any registration of
         --------------------------
Registrable Securities under the Securities Act pursuant to this Agreement, to the full extent permitted by law, the Company agrees to indemnify Purchasers, their Affiliates (as such term is defined in the Exchange Act), officers, directors, employees, stockholders, members and partners (and the Affiliates, officers, directors, employees, stockholders, members and partners thereof), each other party who participates as an underwriter, if any, in the offering or sale of such securities, and each Affiliate, officer, director, employee, stockholder, member and partner of such underwriter against all losses, claims, damages, liabilities (joint or several), actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses, as incurred
                                              ------
(including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed), caused by (i) any untrue or allegedly untrue statement of material fact, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any registration statement under which such Registrable Securities were registered under the Securities Act together with the documents incorporated by therein or (B) any preliminary, final or summary prospectus (or any supplement thereto together with the documents incorporated therein) contained therein and (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the sale of the Registrable Securities; except in each case to the extent the Claim or expense arises out of an untrue statement or omission resulting from information that any other party furnished in writing to the Company expressly for use therein or such party's failure to deliver information required to be included therein or by such party's failure to deliver a copy, in accordance with its legal obligations, of the registration statement or prospectus or any amendments or supplements thereto to any purchaser after the Company has furnished such party with a sufficient number of copies of the relevant documents. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, the Company will indemnify the underwriters, their officers and directors and each party who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the extent customary in such agreements.

          (ii) Indemnification by Purchasers.  In connection with any
               -----------------------------
registration statement, each Participating Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and each such holder agrees to indemnify (severally and not jointly), to the extent permitted by law, all other Participating Holders, the Company, their respective Affiliates, officers, directors, employees and stockholders (and the Affiliates, officers, directors, employees, stockholders, members and partners thereof) against any Claims and expenses, as incurred (including reasonable fees of counsel and any amounts paid in any settlement effected with the indemnifying holder's consent, which consent shall not be unreasonably withheld or delayed) resulting from (i) any untrue or allegedly untrue statement of a material fact in the documents set forth in Sections IV(i)(A) and (B) hereof, or any omission
                               -----------------    ----
or alleged omission of a material fact required to be stated, or necessary to make the statements therein not misleading and (ii) any violation or alleged violation by such Participating Holder of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the sale of the Registrable Securities but (in each case) only to the extent that the untrue statement or omission is contained in or omitted from any information or affidavit the Participating Holder furnished in writing, or resulted from the Participating Holder's failure to deliver information required to be included therein. No Participating Holder's aggregate liability under this Section IV(ii) may exceed the net proceeds (after deducting any applicable
     --------------
underwriting commissions and discounts) received by such Participating Holder with respect to securities sold pursuant to the relevant registration statement.

          (iii)  Indemnification Proceedings.  Any party entitled to
                 ---------------------------
indemnification under this Agreement will give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and unless in the indemnified party's reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party; provided that an indemnified
                                                  --------
party shall have the right to participate in such defense at such party's own expense. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or will enter into any settlement that (i) does not include as an unconditional term thereof the claimant's or plaintiff's release of the indemnified party from all liability concerning the claim or litigation or that includes any non-monetary settlement or (ii) includes an admission of fault on the part of the indemnified party. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be under an obligation to pay the fees and expenses of more than one counsel (as well as any necessary "local" counsel) for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of no more than one additional counsel for the indemnified parties per venue.

          (iv) Contribution.  (A) To the extent the indemnification provided for
               ------------
in Sections IV(i) or IV(ii) is inadequate or unavailable to an indemnified party
   --------------    ------
in respect of any Claims or expenses referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such Claims or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the Participating Holders in connection with the statements or omissions that resulted therein, as well as any other relevant equitable considerations. The relative fault of the Company and the Participating Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Participating Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          (B) The parties hereto agree that it would not be just and equitable if contribution pursuant this Section IV(iv) were determined by pro rata
                              --------------
allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything herein to the contrary, no Participating Holder shall be required to contribute any amount in excess of the difference between (i) the amount of the net proceeds of the offering (after deducting expenses, if any) received by such Participating Holder and (ii) any liability incurred under
Section IV(ii).  No person or entity guilty of fraudulent misrepresentation
--------------
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (v) Survival and Other Indemnification.  The indemnity and
              ----------------------------------
contribution covenants contained in this Section IV shall remain operative and
                                         ----------
in full force and effect regardless of (i) any investigation made by or on behalf of a holder of Registrable Securities or any person controlling such a party, (ii) any sale of any Registrable Securities pursuant to this Agreement and receipt by the holders of the proceeds thereof, or (iii) any termination of this Agreement for any reason. The indemnification agreements contained in this
Section IV shall be in addition to any other rights to indemnification or
----------
contribution which any indemnified party may have pursuant to law or contract.

     V.  Certain Definitions.
         -------------------

               As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          (i) "AIG Purchasers" means AIG and all transferees of Class B Stock or
               --------------
Registrable Securities who, by virtue of any number of successive transfers, have any of the rights granted to AIG hereunder.

          (ii) "Common Stock" means any shares of common stock, par value $.01
                ------------
per share, of the Company, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

          (iii)  "PL Purchasers" means PL and all transferees of Class B Stock
                  -------------
or Registrable Securities who, by virtue of any number of successive transfers, have any of the rights granted to PL hereunder.

          (iv) "Registrable Securities" means (i) any shares of Common Stock
                ----------------------
issuable upon conversion or exchange of shares of Class B Stock and (ii) any Common Stock issued with respect to the Common Stock referred to in clause (i) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act.

     VI.  Miscellaneous.
          -------------

          (i) Specific Performance.  Purchasers, on the one hand, and the
              --------------------
Company on the other, acknowledges that such other party would not have an adequate remedy at law for money damages if any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (ii) Entire Agreement; Assignment.  This Agreement and the
               ----------------------------
Subscription Agreement contain the entire understandings of the parties with respect to the subject matter hereof. This Agreement may not be amended or any provision waived except by a writing signed, in the case of an amendment, by each party hereto and, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof unless the other party is materially prejudiced thereby, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights and remedies provided by law. This Agreement is not assignable by either of the parties without the prior written consent of the other, except that Purchasers may, at any time and from time to time, assign their respective rights under this Agreement, in whole or in part to any party to whom shares of either Class B Stock or Registrable Securities are transferred (in which case references herein to any of "Purchasers," "AIG Purchasers" or "PL Purchasers" will be interpreted to include all or any such transferees (no matter how many times such rights are transferred), as appropriate). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (iii)  Severability.  If any term, provision or restriction of this
                 ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions of this Agreement shall remain in full force and effect.

          (iv) Notices.  Any notices and other communications required to be
               -------
given pursuant to this Agreement shall be deemed to have been duly given or made as of the date delivered if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by facsimile or by telex, as follows: if to Purchasers, to the addresses set forth on the signature pages hereto, and if to the Company:

          Prudential Financial, Inc.
          751 Broad Street
          Newark, New Jersey 07102
          Attention:  Treasurer
          Facsimile:  (973) 802-8090

          (v) Effectiveness of Agreement.  This Agreement shall become effective
              --------------------------
only upon the execution and delivery of this Agreement by the parties hereto and the occurrence of the Closing, as such term is defined in the Subscription Agreement.

          (vi) Termination.  Except as otherwise provided in Section IV, this
               -----------                                   --------
Agreement shall terminate upon the occurrence of any of the following:

                    (A) the written agreement of the Company and each Purchaser to terminate this Agreement; or

                    (B) Purchasers shall cease to own any shares of Class B Stock or Registrable Securities.

          (vii)  Governing Law, etc.  This Agreement shall be governed by and
                 ------------------
construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.

          (viii)  Waiver of Jury Trial.  Each of the parties hereto irrevocably
                  --------------------
waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

          (ix) Captions.  The captions herein are included for convenience of
               --------
reference only and shall be ignored in the construction or interpretation hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              PRUDENTIAL FINANCIAL, INC.

                              By:
                                ---------------------------------------------
                              Name:
                              Title:


                              AMERICAN INTERNATIONAL GROUP, INC.

                              By:
                                ---------------------------------------------
                              Name:
                              Title:
                              70 Pine Street
                              New York, NY 10270
                              Attention:  Life Management  Division
                              Facsimile:  (212) 952-1676

                              With a copy to:
                              Attention:  Associate General Counsel -
                                          Financial
                              Facsimile:  (212) 363-8596


                              PACIFIC LIFECORP


                              By:
                                ---------------------------------------------
                              Name:
                              Title:

                              By:
                                ---------------------------------------------
                              Name:
                              Title:
                              700 Newport Center Drive
                              Newport Beach, CA 92660
                              Attention:  Chief
                              Financial Officer
                              Facsimile:  (949) 219-5013

                              With a copy to:
                              Attention:  Chief Counsel
                              Facsimile:  (949) 219-3706

                                                                         ANNEX C

    Investment Policy Statement on the Surplus and Related Assets Portfolio All of the restrictions apply at the time of purchase of assets and are calculated on a book value basis.

Portfolio Quality

At least 85% of invested assets of the Portfolio shall be investment grade assets (including cash and cash equivalents, bonds and commercial mortgages); the target weight of these assets shall be 90%. If an asset has two ratings, the higher rating shall be used to determine its status as investment grade.
The remainder of the Portfolio, with a target allocation of 10% and a limit of 15%, may be invested in assets that are rated below Baa3 or BBB-, or its equivalent ("Below Investment Grade Assets"). If the Portfolio holdings of Below Investment Grade Assets exceed this limit due to downgrades, the Portfolio may not acquire additional Below Investment Grade Assets and may hold Below Investment Grade Assets in excess of this limit until valuation and opportunities for sale provide good value. Compliance will be determined by reference to Nationally Recognized Statistical Rating Organization ("NRSRO"), Dominion Bond Rating Service or Canadian Bond Rating Service ratings (in the case of public bonds), by such ratings for private placements where available, otherwise by internal Prudential ratings unless the designation assigned by the Securities Valuation Office of the National Association of Insurance Commissioners implies a lower rating, in which case the middle of the relevant rating category (and A/A2 for NAIC 1) will be used. For commercial mortgages, internal Prudential ratings will be used.

Overall quality for the public investment grade portfolio will be within two numeric notches using Moody's ratings of the average rating of the Lehman Corporate Index (i.e., if the initial average rating is A2, the range would be from Aa3 to Baa1). In the absence of Moody's ratings, Prudential will select an alternative NRSRO rating agency and notify the Subscribers. In the absence of the Index, Prudential will select another index and notify the Subscribers.

The Portfolio may only invest in public or private fixed income securities, including but not limited to fixed and floating rate securities, commercial mortgages, derivatives, short-term securities with a remaining maturity of one year or less and certain open-end funds that (i) invest primarily in short-term debt instruments, (ii) meet the conditions of paragraphs (c)(2), (c)(3) and
(c)(4) of Rule 2a-7 under the Investment Company Act of 1940 (as amended from time to time) and (iii) are issued by an investment company registered under the Investment Company Act of 1940 or by an exempt issuer.

Diversification

The Portfolio may invest without limit in debt obligations issued or guaranteed by the U.S. government and government-related entities.

                                                                         ANNEX C

Investments in a single issuer, other than U.S. government and government-related issuers, are limited to no more than 5% of invested assets of the Portfolio, except for below investment grade assets for which the limit shall be 2.5% and commercial mortgages, for which the limit shall be 3.0%.

Liquidity

The Portfolio may use borrowing to enhance liquidity. Borrowing (excluding securities lending and dollar roll activity) is limited to no more than 10% of the Portfolio with a maximum maturity of 1 year.

Investments in commercial mortgages are limited to no more than 20% of invested assets of the Portfolio, and investments in privately placed investment grade debt and commercial mortgages are limited to no more than 50% of invested assets of the Portfolio.

Foreign Securities

The Portfolio may purchase foreign securities, provided that they are (a) payable in U.S. dollars or (b) substantially hedged to the U.S. dollar. Foreign securities are subject to the Portfolio Quality constraints above and, in addition, are limited to no more than 20% of invested assets of the Portfolio.

Derivatives

The Portfolio may purchase derivatives (including without limitation foreign exchange contracts, forward contracts, futures contracts, hedge agreements and interest rate credit and other over-the-counter swaps) for hedging purposes only, consistent with standards approved from time to time by the Investment Committee of the Board of Directors of The Prudential Insurance Company of America. Over-the-counter transactions shall be effected on an arm's-length basis at market terms with Prudential Global Funding, Inc. and its successors, so long as each transaction is (i) assumed or guaranteed directly by Prudential Insurance, or (ii) assumed or guaranteed by a subsidiary of Prudential Insurance that is supported by Prudential Insurance under a net worth maintenance agreement that is substantially similar to the support agreement that currently is in effect for the benefit of Prudential Funding, LLC. The fair value of net exposure will not exceed 5% of invested assets.

Securities Lending and Other Activities

Dollar rolls, repurchase agreements and securities lending activities are permitted in this Portfolio, provided that the maximum term does exceed one year.

                                                                         ANNEX C

Other Securities

The Portfolio is permitted to (a) accept common stock and other equity interests as part of bond restructurings and (b) convert warrants into common stock. The Portfolio will dispose of any such equity interests when valuation and opportunities for sale provide good value.

The Portfolio will be permitted to invest in convertible bonds, subject to a limit of 10% of invested assets.

The Portfolio is permitted to hold real estate acquired in foreclosure proceedings and will dispose of such real estate when valuation and opportunities for sale provide good value.

Other than as specifically stated herein, the Portfolio will not invest in Separate Accounts.
Duration

The target duration for the Portfolio may be modified by Prudential from time to time as the duration of the liabilities supported by the portfolio changes, taking into account any scheduled interest and principal due, and any swap payments associated with (i) the IHC Debt to be issued by Prudential Holdings and (ii) any loans from the Debt Service Coverage Account - Subaccount Financial Services Businesses to the Closed Block Business. The Portfolio actual duration shall remain within plus/minus 1.5 years of the target duration set by Prudential. Prudential shall notify the Subscribers of the target duration of the Portfolio prior to Closing and of any subsequent changes in the target duration of the Portfolio.

Benchmark

The benchmark for public investment grade corporate bonds (which excludes debt obligations issued by the U.S. government and government-related entities) shall be the Lehman Corporate Index (or if the Lehman Corporate Index is no longer available, an index of a nationally recognized index provider) customized to the duration for public investment grade corporate bonds, which duration shall be calculated such that the duration for the total Portfolio shall remain within plus/minus 1.5 years of the target duration for the total Portfolio.

Asset Manager Selection

Assets managed by affiliates of The Prudential Insurance Company of America.

                                                                         ANNEX D

            Closed Block Business Administrative Expense Charges*
            ----------------------------------------------------

Insurance                                               Regulatory     Closed
                                                          Closed        Block
                                                           Block      Business
                                                        -----------   ---------
                            Perm and Term
                                              Inputs    $54.00 per     $54 per
                                               Base       policy       policy
                                              Policy     plus 6.5%
                                              Count       payroll
                                                           tax =
                                                        $57.51 per
                                                          policy

                                              Death      $0.66 per      $1.00
                                             Benefit       $1000      per $1000

                                               Cash        X 5%        X 1.75%
                                             Renewal
                                             Premium

                             Weekly
                             Premium
                                                        $7.25 per     $9.55
                                                        thousand      per
                                                        of Death      policy
                                                        Benefit
                                                        Amount

                             Intermediate
                                            Death       $4.50 per     $9.55
                                            Benefit     thousand      per
                                            Amount                    policy

                             Retirement
                             Annuity
                                            Unmatured   $57.51 per    $57.51
                                            Inforce     policy        per
                                            Count                     policy

--------------
* Investment Management Expenses and amortization of DAC are not included as part of Administrative Expense Charges.

Insurance                                               Regulatory     Closed
                                                          Closed        Block
                                                           Block      Business
                                                        -----------   ---------
                                            Unmatured   $6.50 per     $6.50
                                            Inforce     1000          per 1000
                                            Stat
                                            Reserve

                                            Cash        X 7.5%        X 7.5%
                                            Renewal
                                            Premium

Customary third party fees incurred by Prudential Holdings, which are associated with the administration and servicing of the IHC Debt and Insurance/Reinsurance, will be the responsibility of the Closed Block Business and paid out of the Debt Service Coverage Account - Subaccount Closed Block Business. In addition, internal costs incurred by Prudential Holdings, which are associated with the administration and servicing of the IHC Debt and Insurance/Reinsurance, will be the responsibility of the Closed Block Business and paid out of the Debt Service Coverage Account - Subaccount Closed Block Business, including reporting cost to Class B Holders. Organizational expenses of Prudential Holdings will be borne by the Closed Block Business.

                                                                         ANNEX E

                               FORM OF LEGEND FOR
                            SHARES OF CLASS B STOCK

     THE CLASS B STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A SHARE OF CLASS B STOCK, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THE CLASS B STOCK, THAT IT IS NOT ACQUIRING SUCH CLASS B STOCK WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A UNDER THE ACT WHICH IS ACQUIRING THE CLASS B STOCK FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION; AND THE PURCHASER AGREES THAT THE SHARES OF CLASS B STOCK SHALL NOT BE TRANSFERRED TO A SUBSEQUENT PURCHASER PURSUANT TO RULE 144A UNDER THE SECURITIES ACT. BY ITS ACCEPTANCE OF A SHARE OF CLASS B STOCK, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY TOGETHER WITH AN ASSIGNMENT OF RIGHTS AND OBLIGATIONS UNDER THE SUBSCRIPTION AGREEMENT, DATED APRIL 25, 2001, RELATING TO THE INITIAL ISSUANCE OF THE CLASS B STOCK EFFECTED IN ACCORDANCE WITH THE TERMS OF SUCH SUBSCRIPTION AGREEMENT.


                                      E-1